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As filed with the Securities and Exchange Commission on November 4, 2009

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OFFICEMAX INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware	5110	82-0100960
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

263 Shuman Blvd.
Naperville, Illinois 60563
(630) 438-7800

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Susan Wagner-Fleming
Senior Vice President, Secretary, and Associate General Counsel
OfficeMax Incorporated
263 Shuman Blvd.
Naperville, Illinois 60563
(630) 438-7800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

J. Craig Walker, Esq.
K&L Gates LLP
70 West Madison Street, Suite 3100
Chicago, Illinois 60602
(312) 372-1121

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Common Stock, $2.50 par value	8,331,722	$10.28	$85,608,443.55	$4,776.95

(1)
The shares of common stock being registered have been contributed by the registrant to the master trust (the "Master Trust"), which is the funding vehicle for the Company's six tax-qualified employee pension benefit plans (the "Plans"), pursuant to a Contribution Agreement dated as of November 3, 2009, and are being registered pursuant to a Registration Rights Agreement dated as of November 3, 2009 between the Company and Evercore Trust Company, N.A., the independent fiduciary of the Master Trust. This registration statement also covers an indeterminate amount of shares of common stock that may be issuable by reason of stock splits, stock dividends, or other adjustment provisions of our Restated Certificate of Incorporation, as amended or restated to date.

(2)
The aggregate offering price and registration fee have been calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended. The computation is based on the average of the high and low sale prices of the common stock as reported on the New York Stock Exchange on October 29, 2009.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission (the "Commission"), acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION RELATING TO THESE SECURITIES IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION DATED November 4, 2009

PROSPECTUS

8,331,722 SHARES OF COMMON STOCK, $2.50 PAR VALUE

OFFICEMAX
INCORPORATED

        We have prepared this prospectus to register for resale 8,331,722 shares of our common stock to allow our master trust (the "Selling Stockholder"), which is the funding vehicle for the Company's six tax-qualified employee pension benefit plans (the "Plans"), to resell, from time to time, shares of our common stock that we contributed as a voluntary, excess contribution to the Selling Stockholder. The shares of common stock will be held by State Street Bank and Trust, the trustee of the Selling Stockholder, and sold upon instructions from Evercore Trust Company, N.A. ("Evercore"), an independent, third party investment fiduciary appointed to manage the shares of common stock that we contributed to the Selling Stockholder. Evercore will determine the time and manner of sale of the shares of common stock. We will not receive any proceeds from the resale of our common stock by the Selling Stockholder.

        You should read this prospectus carefully before you invest in our securities. You should read this prospectus together with additional information described under the heading "Where You Can Find More Information" before you make your investment decision.

        Our common stock is listed on the New York Stock Exchange under the symbol "OMX." The last reported sale price of our common stock on the New York Stock Exchange on November 3, 2009 was $11.60 per share.

        Investing in shares of our common stock involves a high degree of risk. Before buying any shares, you should read the discussion of material risks in "Risk Factors" on page 1 of this prospectus.

        The complete mailing address and telephone number of our principal executive offices is:

OfficeMax Incorporated
263 Shuman Blvd.
Naperville, Illinois 60563
(630) 438-7800

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2009.

        You should rely only on the information contained in this prospectus and the documents incorporated by reference in this prospectus or to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of this prospectus. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

i

RISK FACTORS

        You should consider the "Risk Factors" included under Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 27, 2008, and under Item 1A. of our Quarterly Reports on Form 10-Q for the quarterly periods ended March 28, 2009 and June 27, 2009, which are incorporated by reference in this prospectus. The market or trading price of our securities could decline due to any of these risks. In addition, please read "Information Regarding Forward-Looking Statements" in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations.

 INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements included in this prospectus and the other public filings incorporated by reference herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Forward-looking statements are statements of expectations, beliefs, plans, objectives, assumptions or future events or performance. Words or phrases such as "may," "will," "could," "anticipate," "believe," "should," "estimate," "expect," "intend," "plan," "predict," "project," "will likely result," "will continue," or similar expressions identify forward-looking statements.

        Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed. Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, including, without limitation, management's examination of historical operating trends, data contained in records and other data available from third parties, but there can be no assurance that our expectations, beliefs or projections will be achieved or accomplished. In addition to other factors and matters discussed elsewhere in this prospectus or incorporated by reference, some important factors that could cause our actual results or outcomes to differ materially from those discussed in forward-looking statements include:

  •
  changes in general economic conditions, both domestically and abroad;

  •
  changes in the banking and capital markets, which can affect the cost and availability of financing;

  •
  market demand for products, which may be tied to the relative strength of various business segments, availability of credit, the level of white collar employment and the long-term effect of electronic media;

  •
  actions of third party vendors;

  •
  the activity of competitors and the impact of such activity on customer demand in the office products market;

  •
  our continued ability to execute our business strategy and achieve cost structure improvements;

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  the difficulty of keeping expenses at modest levels while increasing revenues;

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  our ability to retain and motivate key employees;

  •
  the effect of product liability, consumer, and other litigation that may arise from time to time in the ordinary course of business;

  •
  the exposures that arise from foreign sourcing of product, including fluctuations in foreign currency exchange rates;

  •
  the impact of weather and the occurrence of natural disasters such as fires, floods and other catastrophic events, pandemics and natural disasters;

  •
  acts of war or terrorist activities; and

  •
  other economic, political and technological risks and uncertainties and other risk factors set out under "Risk Factors" in our reports on Forms 10-K and 10-Q, which are incorporated by reference in this prospectus.

        Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

USE OF PROCEEDS

        We will not receive any of the proceeds from the sale by the Selling Stockholder of the common stock offered by this prospectus.

        We are filing this registration statement to register for resale 8,331,722 shares of our common stock so as to allow our master trust (the "Selling Stockholder"), which is the funding vehicle for the Company's six tax-qualified employee pension benefit plans (the "Plans"), to resell, from time to time, shares of our common stock contributed as a voluntary, excess contribution to the Selling Stockholder.

        The net proceeds from any disposition of the shares covered hereby will be received by the Selling Stockholder.

SELLING STOCKHOLDER

        We have prepared this prospectus to facilitate the sale by the Selling Stockholder, from time to time, of up to 8,331,722 shares of our common stock, which it acquired pursuant to a Contribution Agreement between us and Evercore Trust Company, N.A. ("Evercore"), the independent fiduciary of the Selling Stockholder. In connection with the Contribution Agreement, we entered into a Registration Rights Agreement with Evercore, pursuant to which we agreed to use our reasonable commercial efforts to cause the registration statement to be declared effective and to maintain its effectiveness until the earliest of (i) the date on which all of the shares covered by this prospectus are sold, (ii) the date which is 90 days after the date on which the number of shares covered by this prospectus that remain held by the Selling Stockholder is less than one percent of the shares of our common stock then outstanding and (iii) the fifth anniversary of the date of the contribution pursuant to the Contribution Agreement. This prospectus is part of the registration statement filed in satisfaction of our obligations.

        The Contribution Agreement and the Registration Rights Agreement are incorporated by reference in this prospectus. Please refer to "Where You Can Find More Information" below for directions on obtaining those documents.

        The registration of the resale of these shares of common stock does not necessarily mean that the Selling Stockholder will sell all or any of the shares of common stock registered by the registration statement of which this prospectus forms a part. The Selling Stockholder may offer and sell all or any portion of the shares of common stock covered by this prospectus and any applicable prospectus supplement from time to time but is under no obligation to offer or sell any such shares. Because the Selling Stockholder may sell, transfer or otherwise dispose of all, some or none of the shares of common stock covered by this prospectus, we cannot determine the number of such shares of common stock that will be sold, transferred or otherwise disposed of by the Selling Stockholder or the amount or percentage of shares of common stock that will be held by the Selling Stockholder upon termination of any particular offering.

        Our Board of Directors ("Board") has appointed a Retirement Committee, composed of officers of the Company, that oversee administration of the Selling Stockholder. The Retirement Committee has appointed State Street Bank and Trust as the Trustee of the Selling Stockholder. Our Board delegated the responsibility of selecting and supervising investment managers and advisors for the Plans to management, which formed the Retirement Funds Investment Committee (the "RFIC"), also composed of officers of the Company. The RFIC has appointed an independent investment manager to manage the Selling Stockholder's assets. The Company has engaged Evercore to act as independent fiduciary on behalf of the Selling Stockholder in connection with the contribution of the shares covered by this prospectus. The RFIC has no control over the Selling Stockholder's day-to-day investment decisions. Certain of the members of the RFIC are participants in the Plans, the assets of which are held in the Selling Stockholder, and as a result will be entitled to certain defined benefits under such Plans upon retirement. The members of the RFIC have no other interest in the Selling Stockholder and do not have any interest in the Selling Stockholder that is different than any other similarly situated participant in the Plans.

Security Holdings of Selling Stockholder

        The shares offered by this prospectus are the only shares of our common stock owned by the Selling Stockholder as of November 3, 2009.

PLAN OF DISTRIBUTION

        The Selling Stockholder may offer the shares from time to time, depending on market conditions and other factors, in one or more transactions on the New York Stock Exchange or any other national securities exchange or automated interdealer quotation system on which shares of our common stock are then listed, through negotiated transactions or otherwise. The shares may be sold at prices and on terms then prevailing, at prices related to the then-current market price or at negotiated prices. The shares may be offered in any manner permitted by law, including through brokers, dealers or agents, and directly to one or more purchasers. Sales of the shares may involve:

  •
  block transactions in which the broker or dealer engaged will attempt to sell shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker or dealer as principal and resale by the broker or dealer for its account; or

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchasers.

        Evercore, the independent, third party investment fiduciary, and the Selling Stockholder will act independently of us with respect to the timing, manner and size of each sale.

        The Selling Stockholder may, upon instructions from the independent, third party investment fiduciary, effect such transactions by selling shares of common stock to or through broker-dealers. Such broker-dealers may receive compensation in the form of discounts or commissions from the Selling Stockholder and may receive commissions from the purchasers of shares for whom they may act as agent in amounts to be negotiated. Such compensation may be received if the broker-dealer acts as either an agent or as a principal. The Selling Stockholder does not expect these discounts or commissions to exceed what is customary in the types of transactions involved. Any offering price, and any discounts or concessions allowed or reallowed or paid to dealers, may be changed from time to time.

        The aggregate proceeds to the Selling Stockholder will be the sales price of the shares of common stock, less discounts and commissions, if any.

        In offering the shares of common stock covered by this prospectus, the Selling Stockholder and any broker-dealers or agents who execute sales for the Selling Stockholder may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with such sales. Any profits realized by the Selling Stockholder and the compensation of any broker-dealer or agent may be deemed to be underwriting discounts and commissions. We know of no existing arrangements between the Selling Stockholder and any broker-dealer or other agent relating to the sale or distribution of the shares of common stock. We have not engaged any broker-dealer or agent in connection with the distribution of the shares of common stock.

        Broker-dealers and agents, and their respective affiliates, may be engaged in transactions with, or perform commercial or investment banking or other services for, us or our subsidiaries or affiliates, in the ordinary course of business.

        All of the shares of common stock to which this prospectus relates will be listed on the New York Stock Exchange.

DESCRIPTION OF COMMON STOCK

        The following summary is not complete. You should refer to the applicable provisions of our Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, as amended, copies of which are on file with the Securities and Exchange Commission ("SEC") as exhibits to our previous SEC filings. Please refer to "Where You Can Find More Information" below for directions on obtaining these documents.

        We are authorized to issue 200,000,000 shares of common stock, $2.50 par value, of which 76,292,875 shares of common stock were issued and outstanding as of October 27, 2009, and 11,513,337 shares were reserved for issuance under our incentive compensation plans and for the conversion of outstanding convertible securities as of September 26, 2009.

        Subject to the rights of the holders of any outstanding shares of preferred stock, each share of common stock is entitled to:

  •
  one vote on all matters presented to the stockholders, with no cumulative voting rights;

  •
  receive such dividends at such time and in such amounts as may be declared by the board of directors out of funds legally available therefor (we suspended our cash dividends as of the fourth quarter of 2008, as a result of the current economic crisis and to conserve cash); and

  •
  in the event of our liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the corporation and the preferential amounts to which the holders of our Series D Preferred Stock shall be entitled, if any, share ratably in our remaining assets.

        Holders of shares of common stock do not have preemptive rights or other rights to subscribe for unissued or treasury shares or securities convertible into such shares, and no redemption or sinking fund provisions are applicable. All outstanding shares of common stock are, and all shares to be offered as described in this prospectus will be, fully paid and nonassessable.

        All of our currently outstanding shares of common stock are listed on the New York Stock Exchange under the symbol "OMX".

 LEGAL MATTERS

        The validity of the shares to be offered hereby is being passed upon for us by Susan Wagner-Fleming, Senior Vice President, Secretary, and Associate General Counsel of the registrant.

EXPERTS

        The consolidated financial statements of OfficeMax Incorporated and subsidiaries as of December 27, 2008 and December 29, 2007 and for each of the years in the three-year period ended December 27, 2008 and management's assessment of the effectiveness of internal control over financial reporting as of December 27, 2008 have been incorporated by reference herein in reliance on the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

        The audit report covering the December 27, 2008 financial statements refers to changes in accounting for uncertainty in income taxes in 2007 and defined benefit and other postretirement plans in 2006.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC under the Securities Act a registration statement on Form S-1. This prospectus does not contain all of the information contained in the registration statement and the exhibits to the registration statement. We strongly encourage you to read carefully the registration statement and the exhibits to the registration statement.

        Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document we file at the SEC's public reference room located at 100 F Street, NE, Room 1580, Washington, D.C. 20549.

        You may obtain information on the operation of the public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. We file information electronically with the SEC. Our SEC filings are available from the SEC's Internet site at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically. You may read and copy our SEC filings and other information at the New York Stock Exchange at 20 Broad Street, New York, New York 10005. We also post our SEC filings on our website, investor.officemax.com.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein. We incorporate by reference the documents listed below that have been previously filed with the SEC:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 27, 2008, which we filed with the SEC on February 25, 2009;

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  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 28, 2009, June 27, 2009, and September 26, 2009, which we filed with the SEC on May 6, 2009, August 4, 2009, and October 30, 2009, respectively;

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  our Current Reports on Form 8-K, which we filed with the SEC on January 20, 2009, January 28, 2009, February 18, 2009 (except with respect to Item 2.02 and Exhibit 99.1 of such 8-K, which information was furnished to, not filed with, the SEC and is therefore not incorporated herein by reference), March 6, 2009, April 21, 2009, July 28, 2009, October 29, 2009 (except with respect to Item 2.02 and Exhibit 99.1 of such 8-K, which information was furnished to, not filed with, the SEC and is therefore not incorporated herein by reference), and November 4, 2009; and

  •
  our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 4, 2009.

        We do not incorporate by reference documents or information furnished to, but not filed with, the SEC.

        We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at: Investor Relations Department, OfficeMax Incorporated, 263 Shuman Blvd., Naperville, Illinois 60563, (630) 864-6800. In addition, each document incorporated by reference is readily accessible on our Web site at investor.officemax.com by clicking on "SEC Filings."

Part II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the estimated costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by us.

NYSE Listing fee	$31,243.96
Securities and Exchange Commission fee	$4,776.95
Printing and engraving expenses	$5,000.00
Accountant's fees and expenses	$20,000.00
Legal fees and expenses	$50,000.00
Miscellaneous	$3,979.09
Total	$115,000.00

ITEM 14.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        We are organized under the Delaware General Corporation Law ("DGCL") which empowers Delaware corporations to indemnify any director or officer, or former director or officer, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such action, suit or proceeding, provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer has no reasonable cause to believe his conduct was unlawful.

        The DGCL also empowers Delaware corporations to provide similar indemnity to any director or officer, or former director or officer, for expenses, including attorneys' fees, actually and reasonably incurred by the person in connection with the defense or settlement of actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation, except in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        The DGCL further provides that (i) to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding described above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; and (ii) indemnification and advancement of expenses provided for, by, or granted pursuant to the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled.

        The DGCL permits a Delaware corporation to purchase and maintain, on behalf of any director or officer, insurance against liabilities incurred in such capacities. The DGCL also permits a corporation to pay expenses incurred by a director or officer in advance of the final disposition of an action, suit or proceeding, upon receipt of an undertaking by the director or officer to repay such amount if it is determined that such person is not entitled to indemnification.

        The DGCL further permits a corporation, in its original certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty except: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

        Our certificate of incorporation, as amended, eliminates the personal liability of directors to us or our stockholders for monetary damages for breach of fiduciary duty to the extent permitted by Delaware law. Our certificate of incorporation, as amended, and by-laws, as amended, provide that we will indemnify our officers and directors to the fullest extent permitted by Delaware law.

        In addition, we have entered into an Indemnification Agreement with each of our officers and directors, which states that if the officer or director that is a party to the agreement was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to, or witness or other participant in, any threatened, pending, or completed action, suit, or proceeding or any inquiry or investigation, whether conducted by us or any other party, that the officer or director in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other, by reason of (or arising in part out of) any event or occurrence related to the fact that the officer or director is or was our director, employee, agent, or fiduciary or is or was serving at our request as a director, officer, employee, trustee, agent, or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise or by reason of anything done or not done by the officer or director that is a party to the agreement in any such capacity, we shall indemnify such officer or director to the fullest extent permitted by law against any and all attorneys' fees and all other costs, expenses, and obligations paid or incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal) or preparing to defend, be a witness in, or participate in any claim described above, and judgments, fines, penalties, and amounts paid in settlement of any claim described above, provided that a disinterested member or members of our board of directors has not concluded upon review of the claim that the director or officer party to the agreement would not be permitted to be indemnified under applicable law. Prior to a change in control, as defined in the agreement, the director or officer who is a party to the agreement will not be entitled to indemnification in connection with any claim described above by such officer or director against us or any of our other directors or officers unless we have joined in or consented to the initiation of such claim. In the event of a change in control, as defined in the agreement, other than a change in control which has been approved by a majority of our board of directors who were directors immediately prior to such change in control, then with respect to all matters thereafter arising concerning the rights of the director or officer party to the agreement to indemnity payments and expense advancements under the Indemnification Agreement or any other agreement or any of our bylaws relating to claims for a claim described above, we are required to seek legal advice only from special, independent counsel selected by such officer or director and approved by us.

        The foregoing statements are subject to the detailed provisions of the DGCL and our certificate of incorporation, as amended and our bylaws, as amended.

ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES

        During the last three years, the only unregistered securities we have sold were the 8,331,722 shares of common stock, $2.50 par value, that we contributed to the Selling Stockholder on November 3, 2009 pursuant to the Contribution Agreement. We contributed the shares to the Selling Stockholder in consideration of the possible reduction of future funding obligations to the Selling Stockholder. The shares of common stock were valued for the purposes of the contribution at $9.86 per share, or $82,150,778.92 in the aggregate. The shares were issued to the Selling Stockholder in the private placement transaction pursuant to the Contribution Agreement that was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

ITEM 16.    EXHIBITS

        See Exhibit Index on page II-7 of this registration statement.

ITEM 17.    UNDERTAKINGS

(a)
The undersigned Registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

          (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

          (i)  If the Registrant is relying on Rule 430B:

          (A)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

         (ii)  If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

         (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

        (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

        (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (c)   The undersigned Registrant hereby undertakes that:

         (1)  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

        (2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, OfficeMax Incorporated has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naperville, State of Illinois, on November 4, 2009.

OFFICEMAX INCORPORATED
By:	/s/ SAM K. DUNCAN Sam K. Duncan, Chief Executive Officer and Director
Date:	November 4, 2009

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Susan Wagner-Fleming and Matthew Broad, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 4th day of November, 2009.

(i) Principal Executive Officer:
/s/ SAM K. DUNCAN Sam K. Duncan	Chief Executive Officer
(ii) Principal Financial Officer:
/s/ BRUCE BESANKO Bruce Besanko	Executive Vice President and Chief Financial Officer
(iii) Principal Accounting Officer:
/s/ DEBORAH A. O'CONNOR Deborah A. O'Connor	Senior Vice President and

(iv) Directors:
/s/ DORRIT J. BERN Dorrit J. Bern
/s/ WARREN F. BRYANT Warren F. Bryant
/s/ JOSEPH M. DEPINTO Joseph M. DePinto
/s/ SAM K. DUNCAN Sam K. Duncan
/s/ RAKESH GANGWAL Rakesh Gangwal
/s/ WILLIAM J. MONTGORIS William J. Montgoris
/s/ FRANCESCA RUIZ DE LUZURIAGA Francesca Ruiz de Luzuriaga
/s/ DAVID M. SZYMANSKI David M. Szymanski

EXHIBIT INDEX

        The following is a list of exhibits filed as part of this registration statement.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit Number	Filing Date	Filed Herewith
1	Inapplicable
2.1	Asset Purchase Agreement dated July 26, 2004, between Boise Cascade Corporation (now OfficeMax Incorporated), Boise Southern Company, Minidoka Paper Company and Forest Products Holdings, L.L.C., and Boise Land & Timber Corp.	8-K	001-05057	2	7/28/2004
3.1.1	Conformed Restated Certificate of Incorporation, reflecting all amendments to date					X
3.2	Amended and Restated Bylaws, as amended to February 12, 2009	8-K	001-05057	3.1	2/18/2009
4.1(1)	Trust Indenture between Boise Cascade Corporation (now OfficeMax Incorporated) and Morgan Guaranty Trust Company of New York, Trustee, dated October 1, 1985, as amended	S-3	33-5673	4	5/13/1986
4.2	Amended and Restated Loan and Security Agreement dated as of July 12, 2007	8-K	001-05057	99.1	7/18/2007
4.3	Indenture dated as of December 21, 2004 by and between OMX Timber Finance Investments II, LLC, as the Issuer and Wells Fargo Bank Northwest, N.A., as Trustee.	8-K	001-05057	99.1	9/22/2008
4.4*	Indenture dated as of December 21, 2004 by and between OMX Timber Finance Investments I, LLC, as the Issuer and Wells Fargo Bank Northwest, N.A., as Trustee.
5.1	Opinion of Susan Wagner-Fleming, Senior Vice President, Secretary, and Associate General Counsel of the registrant					X
8	Inapplicable
9	Inapplicable
10.1(a)	Paper Purchase Agreement between Boise White Paper, L.L.C., OfficeMax Contract, Inc., and OfficeMax North America, Inc.	10-Q	001-05057	10.1	11/9/2004

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit Number	Filing Date	Filed Herewith
10.2	Installment Note for $559,500,000 between Boise Land & Timber, L.L.C. (Maker) and Boise Cascade Corporation (now OfficeMax Incorporated) (Initial Holder) dated October 29, 2004	10-Q	001-05057	10.3	11/9/2004
10.3	Installment Note for $258,000,000 between Boise Land & Timber, L.L.C. (Maker) and Boise Southern Company (Initial Holder) dated October 29, 2004	10-Q	001-05057	10.4	11/9/2004
10.4	Installment Note for $817,500,000 between Boise Land & Timber II, L.L.C. (Maker) and Boise Cascade Corporation (now OfficeMax Incorporated) (Initial Holder) dated October 29, 2004	10-Q	001-05057	10.5	11/9/2004
10.5	Guaranty by Wachovia Corporation dated October 29, 2004	10-Q	001-05057	10.6	11/9/2004
10.6	Guaranty by Lehman Brothers Holdings Inc. dated October 29, 2004	10-Q	001-05057	10.7	11/9/2004
10.7	Registration Rights Agreement among Boise Cascade Corporation (now OfficeMax Incorporated), Forest Products Holdings, L.L.C., and Boise Cascade Holdings, L.L.C. dated October 29, 2004	10-Q	001-05057	10.11	11/9/2004
10.8	Restructuring Agreement and Amendment No. 1 to Securityholders Agreement by and among Boise Cascade Holdings, L.L.C., Boise Cascade, L.L.C., Boise Land & Timber Corp., Forest Product Holdings, L.L.C., OfficeMax Incorporated and Kooskia Investment Corporation	8-K	001-05057	99.1	11/15/2006
10.9	Boise Cascade Holdings, L.L.C. Second Amended and Restated Operating Agreement	8-K	001-05057	99.2	11/16/2006
10.10	Securityholders Agreement among Boise Cascade Corporation (now OfficeMax incorporated), Forest Products Holdings, L.L.C., and Boise Cascade Holdings, L.L.C., dated October 29, 2004	10-Q	001-05057	10.14	11/9/2004
10.11	Purchase Agreement dated December 13, 2004, between OMX Timber Finance Investments I, LLC, OMX Timber Finance Investments II, LLC, OfficeMax Incorporated, Wachovia Capital Markets, LLC, and Lehman Brothers Inc.	8-K	001-05057	10.1	12/17/2004

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit Number	Filing Date	Filed Herewith
10.12	Indemnification Agreement dated December 13, 2004, between Wachovia Corporation, Lehman Brothers Holdings Inc., OMX Timber Finance Investments I, LLC, OMX Timber Finance Investments II, LLC, OfficeMax Incorporated, Wachovia Capital Markets, LLC, Lehman Brothers Inc.	8-K	001-05057	10.2	12/17/2004
10.13†	Executive Savings Deferral Plan	8-K	001-05057	10.2	12/15/2004
10.14†	2005 Deferred Compensation Plan	8-K	001-05057	10 .3	12/15/2004
10.15†	2005 Directors Deferred Compensation Plan	8-K	001-05057	10.4	12/15/2004
10.16†	Directors Compensation Summary Sheet	8-K	001-05057	99.3	2/20/2007
10.17†	Form of OfficeMax Incorporated Nonstatutory Stock Option Agreement	8-K	001-05057	10.1	1/6/2005
10.18†	Executive Life Insurance Program	8-K	001-05057	10.1	2/16/2005
10.19†	Officer Annual Physical Program	8-K	001-05057	10.2	2/16/2005
10.20†	Financial Counseling Program	8-K	001-05057	10.3	2/16/2005
10.21†	Executive Officer Mandatory Retirement Policy	10-K	001-05057	10.31	3/16/2005
10.22†	1982 Executive Officer Deferred Compensation Plan, as amended through September 26, 2003	10-K	001-05057	10.4	3/2/2004
10.23†	Nonbusiness Use of Corporate Aircraft Policy, as amended	10-K	001-05057	10.13	3/14/1994
10.24†	Supplemental Early Retirement Plan for Executive Officers, as amended through September 26, 2003	10-K	001-05057	10.6	3/2/2004
10.25†	Boise Cascade Corporation (now OfficeMax Incorporated) Supplemental Pension Plan, as amended through September 26, 2003	10-K	001-05057	10.7	3/2/2004
10.26†	1980 Split Dollar Life Insurance Plan, as amended through September 25, 2003	10-K	001-05057	10 .10	3/2/2004
10.27†	Form of Directors' Indemnification Agreement, as revised September 26, 2003	10-K	001-05057	10.15	3/2/2004
10.28†,(2)	Deferred Compensation and Benefits Trust, as amended for the Form of Sixth Amendment dated May 1, 2001	10-Q	001-05057	10	11/13/2001
10.29†	Director Stock Compensation Plan, as amended through September 26, 2003	10-K	001-05057	10.17	3/2/2004

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit Number	Filing Date	Filed Herewith
10.30†	Directors Stock Option Plan, as amended through September 26, 2003	10-K	001-05057	10.18	3/2/2004
10.31†	2001 Key Executive Deferred Compensation Plan, as amended through September 26, 2003	10-K	001-05057	10.23	3/2/2004
10.32†	2001 Board of Directors Deferred Compensation Plan, as amended through September 26, 2003	10-K	001-05057	10.24	3/2/2004
10.33†	Key Executive Performance Unit Plan, as amended through September 26, 2003	10-K	001-05057	10.25	3/2/2004
10.34†	2003 Director Stock Compensation Plan, as amended through September 26, 2003	10-K	001-05057	10.26	3/2/2004
10.35†	2003 Boise (now OfficeMax) Incentive and Performance Plan, as amended through December 12, 2003	10-K	001-05057	10.27	3/2/2004
10.36†	Employment Agreement between OfficeMax Incorporated and Sam Duncan dated April 15, 2005	8-K	001-05057	10.1	4/20/2005
10.37†	Nonstatutory Stock Option Award Agreement between OfficeMax Incorporated and Sam Duncan dated April 18, 2005—70,000 shares	8-K	001-05057	10.2	4/20/2005
10.38†	Nonstatutory Stock Option Award Agreement between OfficeMax Incorporated and Sam Duncan dated April 18, 2005—180,000 shares	8-K	001-05057	10.3	4/20/2005
10.39†	Restricted Stock Unit Award Agreement between OfficeMax Incorporated and Sam Duncan dated April 18, 2005—35,000 units	8-K	001-05057	10.4	4/20/2005
10.40†	Restricted Stock Unit Award Agreement between OfficeMax Incorporated and Sam Duncan dated April 18, 2005—15,000 units	8-K	001-05057	10.5	4/20/2005
10.41	Amended and Restated Going Public Agreement dated as of May 17, 2005	8-K	001-05057	10.1	5/23/2005
10.42†	Amendment to the OfficeMax Incorporated 2003 Director Stock Compensation Plan	8-K	001-05057	—	2/20/2007
10.43†	Amendment to OfficeMax Incorporated Executive Savings Deferral Plan	8-K	001-05057	99.2	12/14/2005
10.44†	Amendment to 2003 OfficeMax Incentive and Performance Plan	8-K	001-05057	99.3	12/14/2005

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit Number	Filing Date	Filed Herewith
10.45†	Form of 2006 Restricted Stock Unit Award Agreement	8-K	001-05057	10.2	2/15/2006
10.46†	Form of 2007 Directors' Restricted Stock Unit Award Agreement	8-K	001-05057	99.3	8/1/2007
10.47†	Letter Agreement between OfficeMax Incorporated and Mr. Martin dated September 12, 2007	8-K	001-05057	99.1	9/19/2007
10.48†	Restricted Stock Unit Award Agreement between OfficeMax Incorporated and Mr. Martin dated September 17, 2007	8-K	001-05057	99.2	9/19/2007
10.49†	Nonstatutory Stock Option Award Agreement between OfficeMax Incorporated and Mr. Martin dated September 17, 2007	8-K	001-05057	99.3	9/19/2007
10.50	Nondisclosure and Noncompetition Agreement between OfficeMax Incorporated and Mr. Martin dated September 13, 2007	8-K	001-05057	99.4	9/19/2007
10.51†	Mr. Vero's Relocation Repayment Agreement dated June 12, 2006	10-K	001-05057	10.81	2/27/2008
10.52†	Form of 2008 Restricted Stock Unit Award Agreement (Performance Based)	8-K	001-05057	99.2	2/26/2008
10.53†	Form of 2008 Restricted Stock Unit Award Agreement (Time Based)	10-Q	001-05057	10.3	5/7/2008
10.54†	Form of 2008 Director Restricted Stock Unit Award Agreement.	8-K	001-05057	99.2	7/29/2008
10.55†	Form of Amendment to OfficeMax Incorporated 2007 Restricted Stock Unit Award Agreement granted to Sam Martin.	10-Q	001-05057	10.3	11/6/2008
10.56†	Executive Officer Severance Pay Policy	10-Q	001-05057	10.4	11/6/2008
10.57†	Form of Executive Officer Change in Control Severance Agreement	10-Q	001-05057	10.5	11/6/2008
10.58†	Amendment to OfficeMax Incorporated 2005 Directors Deferred Compensation Plan	10-Q	001-05057	10.6	11/6/2008
10.59†	Form of Amendment to Employment Agreement between OfficeMax Incorporated and Sam Duncan	10-Q	001-05057	10.7	11/6/2008
10.60†	Form of Amendment to OfficeMax Incorporated 2005 Restricted Stock Unit Award Agreements granted to Sam Duncan	10-Q	001-05057	10.8	11/6/2008

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit Number	Filing Date	Filed Herewith
10.61†	Second Amendment to the 2003 OfficeMax Incentive and Performance Plan as amended and restated effective April 23, 2008	8-K	001-05057	99.1	12/23/2008
10.62†	Form of Amendment of OfficeMax Incorporated Executive Savings Deferral Plan	8-K	001-05057	99.1	1/28/2009
10.63†	Form of 2009 Annual Incentive Award Agreement	8-K	001-05057	99.2	2/18/2009
10.64†	Sam Duncan Waiver and Ratification dated February 12, 2009	8-K	001-05057	99.3	2/18/2009
10.65†	Form of 2009 Restricted Stock Unit Award Agreement (Performance Based)	8-K	001-05057	99.4	2/18/2009
10.66†	Form of 2009 Nonqualified Stock Option Award Agreement.	8-K	001-05057	99.5	2/18/2009
10.67†	Bruce Besanko Change in Control Agreement	8-K	001-05057	99.1	3/6/2009
10.68†	Bruce Besanko Nondisclosure and Noncompetition Agreement	8-K	001-05057	99.2	3/6/2009
10.69†	Form of 2009 Director Restricted Stock Unit Award Agreement	8-K	001-05057	99.1	7/28/2009
10.70	Contribution Agreement between OfficeMax Incorporated and Evercore Trust Company, N.A., the independent fiduciary of the Master Trust	8-K	001-05057	99.1	11/4/09
10.71	Registration Rights Agreement between OfficeMax Incorporated and Evercore Trust Company, N.A., the independent fiduciary of the Master Trust	8-K	001-05057	10.1	11/4/09
13	Inapplicable
16	Inapplicable
21	Significant subsidiaries of the registrant	10-K	001-05057	21	02/25/09
23.1	Consent of KPMG LLP, independent registered public accounting firm					X
23.2	Consent of Susan Wagner-Fleming, Senior Vice President, Secretary, and Associate General Counsel of the registrant (contained in Exhibit 5 opinion)					X
24	Power of Attorney (included on signature page)					X

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit Number	Filing Date	Filed Herewith
25	Inapplicable
26	Inapplicable

*
To be filed by amendment.

†
Indicates exhibits that constitute management contracts or compensatory plans or arrangements.

(a)
Certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(1)
The Trust Indenture between Boise Cascade Corporation (now known as OfficeMax Incorporated) and Morgan Guaranty Trust Company of New York, Trustee, dated October 1, 1985, as amended, was filed as exhibit 4 in the Registration Statement on Form S-3 No. 33-5673, filed May 13, 1986. The Trust Indenture has been supplemented on seven occasions as follows: The First Supplemental Indenture, dated December 20, 1989, was filed as exhibit 4.2 in the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 No. 33-32584, filed December 20, 1989. The Second Supplemental Indenture, dated August 1, 1990, was filed as exhibit 4.1 in our Current Report on Form 8-K filed on August 10, 1990. The Third Supplemental Indenture, dated December 5, 2001, between Boise Cascade Corporation and BNY Western Trust Company, as trustee, to the Trust Indenture dated as of October 1, 1985, between Boise Cascade Corporation and U.S. Bank Trust National Association (as successor in interest to Morgan Guaranty Trust Company of New York) was filed as exhibit 99.2 in our Current Report on Form 8-K filed on December 10, 2001. The Fourth Supplemental Indenture dated October 21, 2003, between Boise Cascade Corporation and U.S. Bank Trust National Association was filed as exhibit 4.1 in our Current Report on Form 8-K filed on October 20, 2003. The Fifth Supplemental Indenture dated September 16, 2004, among Boise Cascade Corporation, U.S. Bank Trust National Association and BNY Western Trust Company was filed as exhibit 4.1 to our Current Report on Form 8-K filed on September 22, 2004. The Sixth Supplemental Indenture dated October 29, 2004, between OfficeMax Incorporated and U.S. Bank Trust National Association was filed as exhibit 4.1 to our Current Report on Form 8-K filed on November 4, 2004. The Seventh Supplemental Indenture, made as of December 22, 2004, between OfficeMax Incorporated and U.S. Bank Trust National Association was filed as exhibit 4.1 to our Current Report on Form 8-K filed on December 22, 2004. Each of the documents referenced in this footnote is incorporated by reference.

(2)
The Deferred Compensation and Benefits Trust, as amended and restated as of December 13, 1996, was filed as exhibit 10.18 in our Annual Report on Form 10-K for the year ended December 31, 1996. Amendment No. 4, dated July 29, 1999, to the Deferred Compensation and Benefits Trust was filed as exhibit 10.18 in our Annual Report on Form 10-K for the year ended December 31, 1999. Amendment No. 5, dated December 6, 2000, to the Deferred Compensation and Benefits Trust was filed as exhibit 10.18 in our Annual Report on Form 10-K for the year ended December 31, 2000. Amendment No. 6, dated May 1, 2001, to the Deferred Compensation and Benefits Trust was filed as exhibit 10 in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001. Each of the documents referenced in this footnote is incorporated by reference.